Exhibit 10.2

LASALLE BUSINESS CREDIT, LLC
                                                               Member ABN AMIRO


135 South LaSalle Street
Suite 425                                           March 14, 2003
Chicago, Illinois 60603
(312) 904-8490

VIA FEDERAL EXPRESS &
---------------------
CERTIFIED MAIL
--------------
RETURN RECEIPT REQUESTED
------------------------

The Singing Machine Company, Inc.
6601 Lyons Road
Suite A-7
Coconut Creek, Florida 33473

           Re: LOANS BY LASALLE BUSINESS CREDIT, LLC


Dear Sirs:

         This letter shall serve as notice that THE SINGING MACHINE COMPANY, INC. ("Borrower") is and remains in default (the "Default"), under that certain Loan and Security Agreement dated April 26, 2001, as amended, amended and restated or otherwise modified from time to time (the "Agreement"), by and between Borrower and LaSalle Business Credit, LLC, a Delaware limited liability company, ("Lender"), as a result of Borrower's breach of the requirement in subparagraph 11(o) of the Agreement that Borrower maintain a certain Minimum Tangible Net Worth. Each term set out herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

         The terms of the Agreement provide that Lender may, as a result of any Event of Default, including the Default, accelerate the payment of all Liabilities. Borrower acknowledges the existence of the Default.

         Borrower hereby (a) ratifies and affirms its obligations under the Agreement; (b) denies and waives the existence of any defenses relating to its obligations under the Agreement; and (c) waives and releases any claims or causes or action against Lender which may now or hereafter be available to it arising out of (i) the administration of the Agreement or the Other Agreements, (ii) the negotiation and execution of this letter, or (iii) any other matter pertaining to the Agreement or the Other Agreements.

         By this letter Lender does not waive the Default, nor any previous Events of Default about which you have been notified. This letter is being written with Lender reserving all of its rights to exercise any and all of Lender's remedies, as provided in the Agreement and in all the Other Agreements, at such time and in such manner as provided therein. Nothing herein shall be construed or interpreted as being a waiver of any of Lender's rights or remedies {as provided to Lender under the terms of

LASALLE BUSINESS CREDIT, LLC
                                                               Member ABN AMIRO
THE SINGING MACHINE COMPANY, INC.
MARCH 14, 2003
Page 2


the Other Agreements, the Uniform Commercial Code or otherwise), by virtue of its forbearance or extension with respect thereto.

                                                       Very truly


                                                       By  /s/ Casey Orlowski
                                                          ----------------------

                                                       Its Vice President
                                                           ---------------------
Accepted and agreed to this
19th day of March, 2003

The Singing Machine Company, in


By: /s/ John F. Klecha
    --------------------------
        John F. Klecha

Its president